Exhibit 99.3

Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Everyday Health, Inc. (herein referred to as “Everyday Health” or the “Company”) and Tea Leaves Health, LLC (“Tea Leaves”) after giving effect to Everyday Health’s acquisition of Tea Leaves that was completed on August 6, 2015 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to Everyday Health’s acquisition of Tea Leaves based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the acquisition of Tea Leaves had occurred on June 30, 2015. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 are presented as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the assumed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as the Company finalizes the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2015, the Company’s historical unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended June 30, 2015 filed with the SEC on August 12, 2015, and the historical audited financial statements of Tea Leaves for the year ended December 31, 2014 and the historical unaudited financial statements of Tea Leaves for the six months ended June 30, 2015 contained in this Form 8-K/A.

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Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

(in thousands, except share and per share data)

	Historical
	Everyday Health, Inc.	Tea Leaves Health, LLC	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$46,634	$213	$(15,000	)(c)	$31,847
Accounts receivable, net	61,823	952	-		62,775
Deferred tax asset	656	-	-		656
Prepaid expenses and other current assets	15,011	21	-		15,032
Total current assets	124,124	1,186	(15,000)		110,310
Property and equipment, net	25,915	194	3,215	(b)	29,324
Goodwill	142,157	-	24,734	(b)	166,891
Intangible assets, net	43,538	-	3,410	(b)	46,948

Other assets	5,622	-	-		5,622
Total assets	$341,356	$1,380	$16,359		$359,095

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	28,360	1,277	-		29,637
Deferred revenue	11,718	1,115	(601	)(d)	12,232
Current portion of long-term debt	5,081	-	-		5,081
Other current liabilities	921	-	12,054	(c)(a)	12,975
Due to affiliate	-	1,054	(1,054	)(a)	-
Total current liabilities	46,080	3,446	10,399		59,925
Long-term Debt	107,669	-	-		107,669
Deferred tax liabilities	7,153	-	-		7,153
Other long-term liabilities	5,434	-	-		5,434

Stockholders' equity:
Common stock	318	-	3	(c)	321
Treasury stock	(55)	-	-		(55)
Additional paid-in capital	300,221	-	3,891	(c)	304,112
Accumulated deficit	(125,464)	(2,066)	2,066	(e)	(125,464)
Total stockholders' equity	175,020	(2,066)	5,960		178,914
Total liabilities and stockholders' equity	$341,356	$1,380	$16,359		$359,095

See notes to unaudited pro forma condensed combined financial information

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Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

	Historical
	Everyday Health, Inc.	Tea Leaves Health, LLC	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Advertising and sponsorship revenue	$166,465	$-	$2,202	(a)	$168,422
			(245	)(d)
Premium services revenue	17,860	-	2,716	(a)	20,576
Revenue	-	4,918	(4,918	)(a)	-
Total revenue	184,325	4,918	(245)		188,998

Operating expenses:
Cost of revenues	49,296	2,842	(796	)(a)	51,342
Sales and marketing	48,605	-	1,154	(a)	49,759
Product development	44,541	-	2,911	(a)(b)	47,452
General and administrative	30,041	2,914	(2,222	)(a)	31,284
			551	(b)
Total operating expenses	172,483	5,756	1,598		179,837

Income (loss) from operations	11,842	(838)	(1,843)		9,161

Interest expense, net	3,711	-	-		3,711
Other expense (income)	4,114	(1)	-		4,113

Income (loss) before provision for income taxes	4,017	(837)	(1,843)		1,337
Benefit (Provision) for income taxes	8,666	-	(641	)(f)	8,025

Net income (loss)	12,683	(837)	(2,484)		9,362
Series G Preferred Stock deemed dividend	(8,079)	-	-		(8,079)
Net income (loss) attributable to common stockholders	$4,604	$(837)	$(2,484)		$1,283

Net income attributable to common stockholders per common share:
Basic	$0.19				$0.05
Diluted	$0.17				$0.05

Weighted-average common shares outstanding:
Basic	24,259,395		327,784	(c)	24,587,179
Diluted	26,911,782		327,784	(c)	27,239,566

See notes to unaudited pro forma condensed combined financial information

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Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2015

(in thousands, except share and per share data)

	Historical
	Everyday Health, Inc.	Tea Leaves Health, LLC	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Advertising and sponsorship revenues	$86,563	$-	$1,116	(a)	$87,512
			(167	)(d)
Premium services revenues	9,417	-	1,711	(a)	11,128
Revenue	-	2,827	(2,827	)(a)	-
Total revenue	95,980	2,827	(167)		98,640

Operating expenses:
Cost of revenues	28,002	1,650	(368	)(a)	29,284
Sales and marketing	33,766	-	653	(a)	34,419
Product development	24,789	-	1,591	(a)(b)	26,380
General and administrative	19,869	2,145	(1,777	)(a)(g)	20,513
			276	(b)
Total operating expenses	106,426	3,795	375		110,596

Loss from operations	(10,446)	(968)	(542)		(11,956)

Interest expense, net	2,379	-	-		2,379

Loss before provision for income taxes	(12,825)	(968)	(542)		(14,335)
Benefit (Provision) for income taxes	6,451	-	(321	)(f)	6,130

Net loss	$(6,374)	$(968)	$(863)		$(8,205)

Net loss per common share:
Basic	$(0.20)				$(0.26)
Diluted	$(0.20)				$(0.26)

Weighted-average common shares outstanding:
Basic	31,640,967		327,784	(c)	31,968,751
Diluted	31,640,967		327,784	(c)	31,968,751

See notes to unaudited pro forma condensed combined financial information

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share data)

(1)	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines our historical condensed consolidated balance sheet with the historical condensed consolidated balance sheet of Tea Leaves and has been prepared as if our acquisition of Tea Leaves had occurred on June 30, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 combine our historical condensed consolidated statements of operations with Tea Leaves’ historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase price consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on Everyday Health management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Tea Leaves based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share data)

(2)	Preliminary Purchase Consideration and Related Allocation

On August 6, 2015, Everyday Health acquired 100% of the limited liability company membership interests of Tea Leaves, a Georgia limited liability company, which provides a SaaS-based marketing and analytics platform for hospital systems to identify and engage consumers and physicians. The purchase price was valued at $29,894, consisting of (i) $15,000 in cash paid at closing, (ii) 327,784 shares of the Company’s common stock valued at $3,894 issued at closing and held in escrow for potential post-closing working capital and/or indemnification claims, and (iii) $11,000 to be paid within six months of closing in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, in the Company’s sole discretion. In addition to the purchase price, the former members of Tea Leaves are eligible to receive an additional $20,000 (50% in cash and 50% in shares of the Company’s common stock) based on the achievement of a specified Tea Leaves financial target as of December 31, 2016 as set forth in the Membership Interest Purchase Agreement between the Company, Tea Leaves and the other parties thereto. This earn-out payment is not reflected in the pro forma condensed combined statements of operations, as it is unknown whether the financial target as of December 31, 2016 will be achieved based on factually supportable information available at the time of the filing of this Form 8-K/A. The Company expects that the Tea Leaves acquisition will enable the Company to offer an integrated suite of solutions that will allow hospital systems to target both consumers and physicians and to provide measurable return on investment for their strategic planning and marketing efforts.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date of June 30, 2015 and the related estimated useful lives of the amortizable intangible assets acquired:

		Preliminary estimated useful life
Current assets	$1,186
Non-current assets	194
Current liabilities	(2,845)
Finite-lived intangible assets:
Customer Relationships	2,510	10 years
Tradename	900	3 years
In progress R&D	75	3 years
Technology	3,140	3 years
Goodwill	24,734
Total Purchase Price	$29,894

The Company believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to the expected extension of Everyday Health’s presence in the hospital systems market, which represents a high-growth opportunity for the Company. By combining Everyday Health’s existing content, data and assets with Tea Leaves’ premier customer base and robust data and marketing platform, the Company will become a full service marketing platform for hospital systems. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, the Company will record an expense for the amount impaired during the fiscal quarter in which the determination was made.

Upon completion of the fair value assessment, it is not anticipated that the final purchase price allocation will differ materially from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share data)

(3)	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	The following reclassifications have been made to the presentation of Tea Leaves’ historical financial statements in order to conform to Everyday Health’s presentation:

Due to Affiliate of $1,054 was reclassified to Other Current Liabilities as of June 30, 2015.

For the year ended December 31, 2014, Revenue of $2,202 and $2,716 was reclassified to Advertising and Sponsorship revenue and Premium Services revenue, respectively.

For the six months ended June 30, 2015, Revenue of $1,116 and $1,711 was reclassified to Advertising and Sponsorship revenue and Premium Services revenue, respectively.

For the year ended December 31, 2014, Cost of Revenue of $204 was reclassified to Sales and Marketing expense; Cost of Revenue of $524 was reclassified to Product Development expense; and Cost of Revenue of $68 was reclassified to General and Administrative expense.

For the six months ended June 30, 2015, Cost of Revenue of $110 was reclassified to Sales and Marketing expense; Cost of Revenue of $221 was reclassified to Product Development expense; and Cost of Revenue of $37 was reclassified to General and Administrative expense.

For the year ended December 31, 2014, General and Administrative expense of $950 was reclassified to Sales and Marketing expense; and General and Administrative expense of $1,340 was reclassified to Product Development expense.

For the six months ended June 30, 2015, General and Administrative expense of $543 was reclassified to Sales and Marketing expense; and General and Administrative expense of $847 was reclassified to Product Development expense.

(b)	To record preliminary fair values of the intangible and long-lived assets acquired in connection with the Tea Leaves acquisition and associated amortization expenses:

	Preliminary fair values	Preliminary estimated useful life	Six months amortization based on preliminary fair values	Annual amortization based on preliminary fair values
Customer Relationships	$2,510	10 years	$126	$251
Tradename	900	3 years	150	300
In-progress R&D(1)	75	3 years	-	-
Technology	3,140	3 years	523	1,047
Goodwill	24,734		-	-
	$31,359		$799	$1,598

(1)	In-progress R&D will not begin amortization until completion of the associated R&D efforts.

For the year ended December 31, 2014, pro forma amortization expense of $551 and $1,047 was recorded to General and Administrative expense and Product Development expense, respectively.

For the six months ended June 30, 2015, pro forma amortization expense of $276 and $523 was recorded to General and Administrative expense and Product Development expense, respectively.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share data)

(c)	To record the payment and accrual of the purchase price as of June 30, 2015, consisting of (i) $15,000 in cash paid at closing, (ii) 327,784 shares of the Company’s common stock valued at $3,894 issued at closing and held in escrow for potential post-closing working capital and/or indemnification claims, and (iii) $11,000 to be paid within six months of closing in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, in the Company’s sole discretion. For purposes of both the pro forma condensed combined statement of operations and the pro forma condensed combined balance sheet, the accrued $11,000 consideration, payable within six months of closing in cash or common stock, is assumed to be outstanding, and the number of shares issued and held in escrow of 327,784 is calculated as of the Acquisition Date. Accordingly, the pro forma adjustment to the basic and diluted weighted-average common shares outstanding reflects only the impact of the 327,784 shares issued and held in escrow.

(d)

To record an adjustment of $601 to reduce the assumed deferred revenue obligations to fair value. The fair value was determined based on the estimated costs to fulfill the remaining Tea Leaves contracts plus a normal profit margin. The pro forma adjustments to reduce revenue by $245 for the year ended December 31, 2014 and $167 for the six months ended June 30, 2015 reflect the difference between prepayments related to the contracts and their fair value of the assumed performance obligations as they are satisfied, assuming the acquisition was consummated as of January 1, 2014.

(e)	To eliminate Tea Leaves historical equity as of June 30, 2015.

(f)	To record incremental deferred income tax provision for the year ended December 31, 2014 and the six months ended June 30, 2015 related to basis differences in indefinite-lived intangible assets acquired in connection with the Tea Leaves acquisition. The pro forma impact on the current income tax provision was not deemed to be material as the pro forma pre-tax income was principally offset by additional amortization expense resulting from book/tax differences related to the definite and indefinite lived intangible assets. As Tea Leaves was a limited liability company taxed as a partnership, they did not previously record a provision for income taxes.

(g)	To eliminate nonrecurring transaction costs incurred during the six months ended June 30, 2015 of $424 that are directly related to the acquisition of Tea Leaves.

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